UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report June 9, 2006

LTC PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31365 Oak Crest Drive, Suire 200 Westlake Village, CA 91361	91361
(Address of principal executive offices)	(Zip Code)

(805) 981-8655

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement.

LTC Properties, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Wendy L. Simpson which was signed by the Company and the Chairman of the Compensation Committee on May 22 and May 30, 2006, respectively and by Ms. Simpson on June 2, 2006.

The Agreement amends the previous employment agreement to reflect: a) Ms. Simpson’s position as President, Chief Operating Officer and Chief Financial Officer; b) the term of the Agreement to be three rather than two years; c) Ms. Simpson’s base annual salary of $350,000; d) the Company’s current address, and d) a $3 million rather than $1 million Change of Control  (as defined in the Agreement) payment.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 9, 2006	By:	/s/ Andre Dimitriadis
Andre Dimitriadis
Chairman and Chief Executive Officer